AMENDMENT TO LOAN AGREEMENT AND NOTE
                      ------------------------------------
                           AMENDMENT TO LOAN AGREEMENT

                                    AND NOTE



     THIS AMENDMENT TO LOAN AGREEMENT AND NOTE ("Amendment") entered into on June 25, 2002 (the "Amendment Date"), by and between Imagine Investments, Inc., a Delaware corporation ("Lender"), whose address is 8150 North Central Expressway, Suite 1901, Dallas, Texas 75206 and Riverside Group, Inc., a Florida corporation ("Borrower"), whose address is 7800 Belfort Parkway, Suite 100, Jacksonville, Florida 32256.

     WHEREAS, On August 31, 1999, Borrower and Lender entered into that certain Loan Agreement (as the same may have been amended, modified, renewed, extended or restated from time to time, the "Loan Agreement");

     WHEREAS, pursuant to that certain First Amendment to Loan Agreement and Stock Pledge Agreements (the "First Amendment") dated August 31, 2000 between Borrower and Lender, Borrower executed and delivered to Lender that certain First Amended and Restated Promissory Note in the principal amount of Two
Million Twenty-One Thousand Six Hundred Twenty-Eight and .01/100 Dollars ($2,021,628.01) (the "Note")

     WHEREAS, Borrower has requested and, subject to the terms and conditions of this Amendment, Lender has agreed, to extend the maturity of the indebtedness, liabilities and obligations evidenced by the Note and the other Loan Documents (the "Indebtedness") to September 30, 2002.

     NOW, THEREFORE, notwithstanding anything to the contrary contained in the Note or any of the other Loan Documents, Borrower and Lender agree as follows:

     1. Defined Terms. All terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Reaffirmation of Indebtedness. Borrower and Lender hereby acknowledge and confirm that: (a) the outstanding principal balance and accrued interest of the Note as of the Amendment Date is equal to $2,496,264.77, (b) Borrower's obligation to repay the outstanding principal balance and accrued interest of the Note and all other Indebtedness is unconditional and not subject to any offsets, defenses or counterclaims, and (c) by entering into this Amendment, Lender does not waive or release any term or condition of the Note or the other Loan Documents or any of its rights or remedies under such Loan Documents, or applicable law, except as set forth herein.

     3. Interest. Effective as of December 15, 2000, notwithstanding anything to the contrary contained in the Note or the other Loan Documents, the interest on the unpaid principal of the Indebtedness is hereby amended to accrue at the rate of twelve and three fourths of one percent (12.75%) per annum until all of the Indebtedness (including, without limitation, principal and interest) is indefeasibly paid in full.

     4. Payment of Principal and Interest on the Indebtedness. Effective as of December 15, 2000, the Note and each of the other Loan Documents are hereby amended to extend the maturity date of the Indebtedness (regardless of the stated date of the maturity of the Indebtedness for the Note or the other Loan Documents) to September 30, 2002, at which time all Indebtedness (including, without limitation, principal and interest) shall be due and payable in full.

     5. Reinstatement of Note and Loan Documents. Lender, without prejudice to or waiver of any right or remedy available to it by reason of the occurrence subsequent to the date hereof of any event or condition constituting a Possible Default or Event of Default or any other default or event of default that has occurred and is continuing under the Note or the other Loan Documents hereby agrees to take no action with respect to any such Possible Default or Event of Default or any other default or event of default that has occurred and is continuing under the Note or the other Loan Documents which heretofore has occurred. Borrower and Lender hereby agree that the Note and the Loan Documents are fully reinstated in accordance with their terms and conditions, as amended, by this Amendment, as if no Possible Default or Event of Default or any other default or event of default that has occurred and is continuing under the Note or the other Loan Documents had occurred in the payment of the Indebtedness prior to the date of this Agreement. It is expressly understood that Lender will and does hereafter require full performance of any and all terms, conditions and requirements of all Loan Documents, as amended by this Amendment. It is further understood and agreed that the validity and perfection of the liens and security interests granted under the Loan Documents are not diminished or impaired in any way by this Amendment. Borrower agrees to perform and/or observe the terms and provisions of the Loan Documents to which it is a party, as amended by this Amendment.

     6. No Commitment to Make Further Advances. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation, the Loan Agreement) any and all commitments of Lender to advance funds or issue letters of credit to, or on behalf of, Borrower are hereby terminated and Lender shall have no further obligation to advance funds or issue letters of credit to, or on behalf of, Borrower.

     7. Expenses. All expenses incurred by Borrower or Lender in connection with this transaction, including, but not limited to, attorneys' fees, shall be borne by Borrower and to the extent Lender's expenses are not paid by Borrower within 10 days of Lender submitting an invoice therefor to Borrower, the amount of such expenses shall be added to the outstanding principal amount of the Indebtedness and shall accrue interest in accordance with Paragraph 3 hereof.

     8. Ratification of Prior Instruments and Priorities. Except as herein expressly amended, each and every term, condition, warranty and provision of the Note and the other Loan Documents shall remain in full force and effect and the Note and other Loan Documents are hereby ratified, confirmed and approved by the parties hereto. Nothing herein shall be construed to alter or affect the priority of the liens, security interests or title created by the Loan Documents. Any provision herein that might otherwise be construed to conflict with the desire of Lender that the liens, security interests and title of the Loan Documents be maintained and preserved prior to any and all encumbrances affecting the Collateral arising subsequent to the execution of the Loan Documents shall, at Lender's option, be void and of no force and effect; it being the expressly declared intention of the parties hereto that no novation of the Loan Documents be created hereby. Any promissory note or other indebtedness described in the Loan Documents as the obligation secured thereby shall hereafter mean the Note as modified by this Agreement and the Indebtedness. The Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects.

     9. Representations and Warranties. Borrower hereby represents and warrants that: (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) Borrower has all requisite power and authority and all necessary consents, approvals, licenses, permits and other authorizations (i) to own and operate the Collateral, (ii) to execute and deliver this Amendment and all other documents and agreements to be executed by Borrower in connection herewith, and (iii) to carry out and comply with the terms of the Note and the other Loan Documents, as amended by this Amendment;
(c) the Note and the other Loan Documents remain in full force and effect and constitute, and upon the execution and delivery of this Amendment will continue to constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their terms; (f) Borrower is the sole legal and beneficial owner of the Collateral; and (g) neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated herein nor compliance by Borrower with the provisions of the Loan Documents, as amended by this Amendment, will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction or decree of any court or governmental authority to which Borrower is subject, or of the articles of incorporation, bylaws or any other organizational document of Borrower, or of any indenture, mortgage, deed of trust, promissory note, loan agreement or any other agreement or undertaking to which Borrower is a party or by which Borrower or its properties may be bound or subject.

     10. Conditions to Effectiveness of this Amendment. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

          a. executed counterparts of this Amendment, duly executed by Borrower and Lender, shall have been delivered to Lender;

          b. Lender shall have received a copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of this Amendment and any and all documents relating thereto, certified by Borrowers' Secretary or an Assistant Secretary; and

          c. the representations and warranties of Borrower set forth herein are true and correct on and with respect to the date hereof.

     11. Defenses. Borrower covenants and warrants that there are no defenses, counterclaims or offsets to the Note, the other Loan Documents or the Indebtedness, and Borrower hereby waives any defense, claim or counterclaim against Lender.

     12. Further Assurances. Borrower, upon request from Lender, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Indebtedness.

     13. Business and Financial Information. Borrower will promptly furnish to Lender from time to time such information regarding the Collateral and/or the business and affairs and financial condition of Borrower as Lender may reasonably request, and will furnish such items Lender.

     14. Descriptive Headings. Descriptive headings are inserted for convenience and reference only and do not in any way limit or amplify the terms and provisions hereof.

     15. Default. If Borrower shall fail to perform or observe any of the covenants or agreements contained herein or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, an Event of Default shall be deemed to have occurred and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to any of the Loan Document or which Lender may otherwise be entitled, whether at law or in equity.

     16. FINAL AGREEMENT. THE NOTE AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have each executed this Amendment as of June 25, 2002.

                                LENDER:

                                IMAGINE INVESTMENTS, INC.



                                By:____________________________________________
                                Name:__________________________________________
                                Title:_________________________________________



                                BORROWER:

                                RIVERSIDE GROUP, INC.,
                                a Florida corporation



                                By:____________________________________________
                                Name:__________________________________________
                                Title:_________________________________________

                         AMENDMENT TO CREDIT AGREEMENT

                                    AND NOTES



     THIS AMENDMENT TO CREDIT AGREEMENT AND NOTES ("Amendment") entered into on June 25, 2002 (the "Amendment Date"), by and between Imagine Investments, Inc., a Delaware corporation ("Lender"), whose address is 8150 North Central Expressway, Suite 1901, Dallas, Texas 75206 and Riverside Group, Inc., a Florida corporation ("Borrower"), whose address is 7800 Belfort Parkway, Suite 100, Jacksonville, Florida 32256.

     WHEREAS, On or about April 1, 1999, Borrower borrowed the aggregate sum of Ten Million Dollars ($10,000,000) from several different entities (collectively, the "Original Note Holders" and each individually, an "Original Note Holder") pursuant to a Credit Agreement dated as of April 1, 1999 (the "Credit Agreement") and a promissory note made by Borrower in favor of each Original Note Holder (collectively, the "Original Notes" and each individually, an "Original Note");

     WHEREAS, On or prior to the Amendment Date, Lender purchased or otherwise acquired from certain Original Note Holders all of their respective rights, titles and interests in certain Original Notes (collectively, the "Notes" and each individually, a "Note"), the Credit Agreement, all other loan documents and security documents related thereto (collectively, the "Loan Documents") and the collateral securing the Notes; and

     WHEREAS, Borrower has requested and, subject to the terms and conditions of this Amendment, Lender has agreed, to extend the maturity of the indebtedness, liabilities and obligations (the "Indebtedness") evidenced by the Notes and the other Loan Documents to September 30, 2002.

     NOW, THEREFORE, notwithstanding anything to the contrary contained in the Notes or any of the other Loan Documents, Borrower and Lender agree as follows:

     1. Defined Terms. All terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     2. Reaffirmation of Indebtedness. Borrower and Lender hereby acknowledge and confirm that: (a) the outstanding principal balance of and accrued interest on the Indebtedness as of the Amendment Date is $11,791,241.94, (b) Borrower's obligation to repay the outstanding principal balance and accrued interest of each Note and all other Indebtedness is unconditional and not subject to any offsets, defenses or counterclaims, and (c) by entering into this Amendment, Lender does not waive or release any term or condition of the Notes or the other Loan Documents or any of its rights or remedies under such Loan Documents, or applicable law, except as set forth herein.

     3. Interest. Effective as of September 30, 2000, notwithstanding anything to the contrary contained in the Notes or the other Loan Documents, the interest on the unpaid principal of the Indebtedness is hereby amended to accrue at the rate of eleven percent (11%) per annum until all of the Indebtedness (including, without limitation, principal and interest) is indefeasibly paid in full.

     4. Payment of Principal and Interest on the Indebtedness. Effective as of September 30, 2000, each of the Notes and the other Loan Documents is hereby amended to extend the maturity date of the Indebtedness (regardless of the stated date of the maturity of the Indebtedness for such Note or Loan Document) to September 30, 2002, at which time all Indebtedness (including, without limitation, principal and interest) shall be due and payable in full.

     5. Reinstatement of Notes and Loan Documents. Lender, without prejudice to or waiver of any right or remedy available to it by reason of the occurrence subsequent to the date hereof of any event or condition constituting a Default or Event of Default or any other default or event of default that has occurred and is continuing under any of the Notes or the other Loan Documents hereby agrees to take no action with respect to any such Default or Event of Default or any other default or event of default that has occurred and is continuing under any of the Notes or the other Loan Documents which heretofore has occurred. Borrower and Lender hereby agree that the Notes and the Loan Documents are fully reinstated in accordance with their terms and conditions, as amended, by this Amendment, as if no Default or Event of Default or any other default or event of default that has occurred and is continuing under any of the Notes or the other Loan Documents had occurred in the payment of the Indebtedness prior to the date of this Agreement. It is expressly understood that Lender will and does hereafter require full performance of any and all terms, conditions and requirements of all Loan Documents, as amended by this Amendment. It is further understood and agreed that the validity and perfection of the liens and security interests granted under the Loan Documents are not diminished or impaired in any way by this Amendment. Borrower agrees to perform and/or observe the terms and provisions of the Loan Documents to which it is a party, as amended by this Amendment.

     6. No Commitment to Make Further Advances. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation, the Credit Agreement) any and all commitments of Lender to advance funds or issue letters of credit to, or on behalf of, Borrower are hereby terminated and Lender shall have no further obligation to advance funds or issue letters of credit to, or on behalf of, Borrower.

     7. Expenses. All expenses incurred by Borrower or Lender in connection with this transaction, including, but not limited to, attorneys' fees, shall be borne by Borrower and to the extent Lender's expenses are not paid by Borrower within 10 days of Lender submitting an invoice therefor to Borrower, the amount of such expenses shall be added to the outstanding principal amount of the Indebtedness and shall accrue interest in accordance with Paragraph 3 hereof.

     8. Ratification of Prior Instruments and Priorities. Except as herein expressly amended, each and every term, condition, warranty and provision of the Notes and the other Loan Documents shall remain in full force and effect and such Notes and other Loan Documents are hereby ratified, confirmed and approved by the parties hereto. Nothing herein shall be construed to alter or affect the priority of the liens, security interests or title created by the Loan Documents. Any provision herein that might otherwise be construed to conflict with the desire of Lender that the liens, security interests and title of the Loan Documents be maintained and preserved prior to any and all encumbrances affecting the Collateral arising subsequent to the execution of the Loan Documents shall, at Lender's option, be void and of no force and effect; it being the expressly declared intention of the parties hereto that no novation of the Loan Documents be created hereby. Any promissory note or other indebtedness described in the Loan Documents as the obligation secured thereby shall hereafter mean the Notes as modified by this Agreement and the Indebtedness. The Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects.

     9. Representations and Warranties. Borrower hereby represents and warrants that: (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) Borrower has all requisite power and authority and all necessary consents, approvals, licenses, permits and other authorizations (i) to own and operate the Collateral, (ii) to execute and deliver this Amendment and all other documents and agreements to be executed by Borrower in connection herewith, and (iii) to carry out and comply with the terms of the Notes and the other Loan Documents, as amended by this Amendment;
(c) the Notes and the other Loan Documents remain in full force and effect and constitute, and upon the execution and delivery of this Amendment will continue to constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their terms; (f) Borrower is the sole legal and beneficial owner of the Collateral; and (g) neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated herein nor compliance by Borrower with the provisions of the Loan Documents, as amended by this Amendment, will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction or decree of any court or governmental authority to which Borrower is subject, or of the articles of incorporation, bylaws or any other organizational document of Borrower, or of any indenture, mortgage, deed of trust, promissory note, loan agreement or any other agreement or undertaking to which Borrower is a party or by which Borrower or its properties may be bound or subject.

     10. Conditions to Effectiveness of this Amendment. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

          a. executed counterparts of this Amendment, duly executed by Borrower and Lender, shall have been delivered to Lender;

          b. Lender shall have received a copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of this Amendment and any and all documents relating thereto, certified by Borrowers' Secretary or an Assistant Secretary; and

         c. the representations and warranties of Borrower set forth herein are true and correct on and with respect to the date hereof.

   11. Defenses. Borrower covenants and warrants that there are no defenseS, counterclaims or offsets to any of the Notes, the other Loan Documents or the Indebtedness, and Borrower hereby waives any defense, claim or counterclaim against Lender.

   12. Further Assurances. Borrower, upon request from Lender, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Indebtedness.

   13. Business and Financial Information. Borrower will promptly furnish to Lender from time to time such information regarding the Collateral and/or the business and affairs and financial condition of Borrower as Lender may reasonably request, and will furnish such items Lender.

   14. Descriptive Headings. Descriptive headings are inserted for convenience and reference only and do not in any way limit or amplify the terms and provisions hereof.

   15. Default. If Borrower shall fail to perform or observe any of the covenants or agreements contained herein or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, an Event of Default shall be deemed to have occurred and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to any of the Loan Document or which Lender may otherwise be entitled, whether at law or in equity.

   16. FINAL AGREEMENT. THE NOTES AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have each executed this Amendment as of June __, 2002.

                            LENDER:

                            IMAGINE INVESTMENTS, INC.



                            By:
                            ---------------------------------------------------
                            Name:
                            ---------------------------------------------------
                            Title:
                            ---------------------------------------------------


                            BORROWER:

                            RIVERSIDE GROUP, INC.,
                            a Florida corporation



                            By:
                            ---------------------------------------------------
                            Name:
                            ---------------------------------------------------
                            Title:
                            ---------------------------------------------------